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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 6, 2006

                         HAMPTON ROADS BANKSHARES, INC.
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             (Exact name of registrant as specified in its charter)

            Virginia                   005-62335               54-2053718
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

             999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

        On February 28, 2006, Douglas J. Glenn and Roland C. Smith, Sr. were elected to the Board of Directors of Hampton Roads Bankshares and its subsidiary Bank of Hampton Roads. The gentlemen accepted their invitations to serve on the Board on March 1, 2006 and March 6, 2006, respectively. Both Mr. Glenn and Mr. Smith are respected businesspeople in the community, and have been long time shareholders and customers of the Bank. Mr. Glenn has served as a member of the Bank's Advisory Board since 1997.

        Mr. Glenn, 39, is a partner in the law firm Pender & Coward, P.C. He also serves as general counsel and secretary to Geeks On Call America, LLC. Mr. Glenn's wife, Tiffany, has been employed by Bank of Hampton Roads since 1993; she has served as an Executive Officer and Corporate Secretary of the Company since 1999.

        Mr. Smith, 65, is president and chief executive officer of Hearndon Construction Corporation.

        Pender & Coward, P.C. periodically provides legal services to the Company, but their income from this source has never exceeded 5% of the law firm's gross revenues for any fiscal year.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Hampton Roads Bankshares, Inc.


Date: March 6, 2006                          By:  /s/ Jack W. Gibson
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                                                  Jack W. Gibson
                                                  President and Chief Executive
                                                  Officer